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                        WARRANT REGISTRATION RIGHTS AGREEMENT

                               Dated as of May 5, 1998

                                       Between

                             RHYTHMS NETCONNECTIONS INC.

                                         And

                                 MERRILL LYNCH & CO.
                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                 DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



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                                  TABLE OF CONTENTS

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                                                                           Page
Section 1.     DEFINITIONS     . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.     REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . 5
     2.1 (a)   PIGGY-BACK REGISTRATION . . . . . . . . . . . . . . . . . . . 5
     (b) PRIORITY IN PIGGY-BACK REGISTRATION . . . . . . . . . . . . . . . . 6
     (c) RESTRICTIONS ON SALE BY HOLDERS . . . . . . . . . . . . . . . . . . 7
     2.2 (a)   SHELF REGISTRATION. . . . . . . . . . . . . . . . . . . . . . 8
     (b) EFFECTIVE REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . 8
     (c) RESTRICTIONS ON SALE BY HOLDERS . . . . . . . . . . . . . . . . . . 9
     (d) SELECTION OF UNDERWRITER. . . . . . . . . . . . . . . . . . . . . . 9
     (e) EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.3 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER
         REGISTRATION COVENANTS. . . . . . . . . . . . . . . . . . . . . . .10
     2.4 RESTRICTIONS ON ACTIONS BY THE COMPANY AND OTHERS . . . . . . . . .10
     2.5 RULE 144 AND RULE 144A. . . . . . . . . . . . . . . . . . . . . . .11
     2.6 UNDERWRITTEN REGISTRATIONS. . . . . . . . . . . . . . . . . . . . .11

Section 3.     REGISTRATION PROCEDURES . . . . . . . . . . . . . . . . . . .11

Section 4.     INDEMNIFICATION AND CONTRIBUTION. . . . . . . . . . . . . . .17

Section 5.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .20
     (a)  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (b)  NO INCONSISTENT AGREEMENTS . . . . . . . . . . . . . . . . . . . .20
     (c)  NO PIGGY-BACK ON SHELF REGISTRATIONS . . . . . . . . . . . . . . .20
     (d)  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . .20
     (e)  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     (f)  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .21
     (g)  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (h)  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (i)  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (j)  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     (k)  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .21
     (l)  SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES . . . . . . . . .22


                                         (i)

                        WARRANT REGISTRATION RIGHTS AGREEMENT

     This WARRANT REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT" is made and entered into as of May 5, 1998, between RHYTHMS NETCONNECTIONS INC. (the "COMPANY") a Delaware corporation, MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MERRILL LYNCH") and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (together with Merrill Lynch, the "INITIAL PURCHASERS").

     This Agreement is made pursuant to the Purchase Agreement dated as of April 28, 1998, between the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, severally, of the respective number of the Company's Units (the "UNITS"), each Unit consisting of $1,000 aggregate principal amount at maturity of the Company's 13 1/2% Senior Discount Notes due 2008 (the "NOTES") and four warrants (the "WARRANTS"), each initially entitling the holder thereof to purchase 1.7 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company, set forth opposite such Initial Purchaser's name on Schedule A to the Purchase Agreement. The execution of this Agreement is a condition to the obligations of the Initial Purchasers under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     Section 1. DEFINITIONS. As used in this Agreement, the following defined terms shall have the following meanings:

     "ADVICE" has the meaning ascribed to such term in Section 3 hereof.

     "AFFILIATE" shall mean (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person; PROVIDED that Donaldson, Lufkin & Jenrette, Inc. and its Affiliates shall not be deemed to be Affiliates of the Company solely as a result of such entities holding the Units, the Notes, the Warrants, the Company's Series A Preferred Stock or the Company's Series B Preferred Stock (or any security which is convertible into or exchangeable for any of the foregoing). For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGREEMENT" shall have the meaning ascribed to such term in the preamble hereto.

     "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation or executive order to close.

     "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated and whether voting or non-voting) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the Issue Date or issued after the Issue Date.

     "COMPANY" shall have the meaning ascribed to such term in the preamble of this Agreement and shall also include the Company's permitted successors and assigns.

     "COMMON STOCK" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "DTC" shall have the meaning ascribed to such term in Section 3(i) hereof.

     "EFFECTIVENESS PERIOD" shall have the meaning ascribed to such term in
Section 2.2(a) hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "HOLDER" shall mean each holder (including the Initial Purchasers) of any Warrants, Warrant Shares or Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of such Warrants, Warrant Shares or Registrable Securities.

     "INCLUDED SECURITIES" shall have the meaning ascribed to such tend in
Section 2.2(a) hereof.

     "INDEMNIFIED PERSON" shall have the meaning ascribed to such term in
Section 4(a) hereof.

     "INDENTURE" shall mean the Indenture, dated as of the date hereof, between the Company and State Street Bank and Trust Company of California, N.A., Trustee, pursuant to which the Notes are issued.

     "INITIAL PUBLIC EQUITY OFFERING" shall mean a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 or F-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act.

     "INITIAL PURCHASERS" shall have the meaning ascribed to such term in the preamble hereof.

     "INSPECTORS" shall have the meaning ascribed to such term in Section 3(m) hereof.

     "MERRILL LYNCH" shall have the meaning ascribed to such term in the preamble hereto.

     "NOTES" shall have the meaning ascribed to such term in the preamble hereto.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

     "PIGGY-BACK REGISTRATION" shall have the meaning ascribed to such term in
Section 2.1 (a) hereof.

     "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "PURCHASE AGREEMENT" shall have the meaning ascribed to such term in the preamble hereof.

     "REGISTRABLE SECURITIES" shall mean any of (i) the Common Stock issued and issuable upon exercise of the Warrants and (ii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to, or are eligible for sale to the public without volume or manner of sale restrictions under, Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities in an amount not to exceed $10,000), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, and other reasonable out-of-pocket expenses of Holders (it being understood that Registration Expenses shall not include, as to the fees and expenses of counsel, the fees and expenses of more than one counsel for the underwriters and the Holders as to blue sky matters).

     "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act that covers any of the Subject Equity pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "SELLING HOLDER" shall mean a Holder who is selling Subject Equity in accordance with the provisions of Section 2.2 or 2.1 hereof, respectively.

     "SHELF REGISTRATION" shall have the meaning ascribed to such term in
Section 2.2(a) hereof.
     "SUBJECT EQUITY" shall mean, collectively, Warrants, Warrant Shares and Registrable Securities.

     "SUSPENSION PERIOD" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

     "UNITS" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "WARRANT AGENT" shall mean State Street Bank and Trust Company of California, N.A. and any successor warrant agent for the Warrants pursuant to the Warrant Agreement.

     "WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of the date hereof, between the Company and the Warrant Agent, as amended or supplemented from time to time in accordance with the terms thereof.

     "WARRANT SHARES" shall mean shares of Common Stock issuable upon exercise of the Warrants at an exercise price of $0.01 per share.

     "WARRANTS" shall have the meaning ascribed to such term in the preamble hereto.

     Section 2.  REGISTRATION RIGHTS.

     2.1  (a)   PIGGY-BACK REGISTRATION.  If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to (i) an Initial Public Equity Offering of Common Stock (or any other securities issuable upon exercise of the Warrants) if any securities held by any stockholder of the Company are registered in such Registration Statement or (ii) any offering by the Company for its own account or for the account of any of its security holders of Common Stock (or any other securities issuable upon exercise of the Warrants) (other than (w) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Capital Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan, (x) a registration statement filed in connection with an offer of securities solely to the Company's existing security holders, (y) a Shelf Registration or (z) registrations of debt securities) conducted subsequent to the Initial Public Equity Offering, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within 12 days (or 8 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act) after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "PIGGY-BACK REGISTRATION"). The Company shall use its commercially reasonable efforts to keep such Piggy-Back Registration continuously effective under the Securities Act in the qualifying jurisdictions until at least the earlier of (A) 60 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof, subject to Section 2.1(b) hereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section
2.1 by giving written
notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any timeprior to the time it becomes effective or the Company may elect to delay the registration; PROVIDED, HOWEVER, that the Company shall give prompt written notice thereof to participating Selling Holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.1.

     No registration effected under this Section 2.1, and no failure to effect a registration under this Section 2.1, shall relieve the Company of its obligation to effect a registration upon the request of Holders of Registrable Securities pursuant to Section 2.2 hereof, and no failure to effect a registration under this Section 2.1 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

     (b) PRIORITY IN PIGGY-BACK REGISTRATION. In a registration pursuant to this Section 2.1 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' reasonable opinion the total number of securities which the Company, the Selling Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (which may include securities included pursuant to the exercise of piggy-back rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) FIRST, the securities which the Company proposes to register, (ii) SECOND, PROVIDED that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company existing on the date hereof and the securities, if any, that may be issued pursuant to warrants to purchase up to 290,000 shares of Common Stock at an exercise price no less than $4.45 per share issued to any Person from which the Company obtains lease financing subsequent to the date hereof (such securities to be allocated pro rata based on the amount of securities sought to be registered by such Holders or other Persons) and (iii) THIRD, PROVIDED that no securities sought to be included by the Company, the Holders or such Persons referred to in clause (ii) above have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company not existing on the date hereof (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) FIRST, securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) SECOND, PROVIDED that no securities of such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company existing on the date hereof and the securities, if any, that may be issued pursuant to warrants to purchase up to 290,000 shares of Common Stock at an exercise price no less than $4.45 per share issued to any Person from which the Company obtains lease financing subsequent to the date hereof (such securities to be allocated pro rata based on the amount of securities sought to be registered by such Holders or other Persons) and
(iii) THIRD, PROVIDED that no securities of such Persons referred to in the immediately preceding clauses (i) and (ii) or of the Holders have been excluded from such registration, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company not existing on the date hereof (pro rata based on the amount of securities sought to be registered by such Persons).

     If, as a result of the provisions of this Section 2.1 (b), any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration.

     (c) RESTRICTIONS ON SALE BY HOLDERS. Each Holder of Warrants and Registrable Securities whose Warrants and Registrable Securities are covered by a Registration Statement filed pursuant to this Section 2.1 and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering, not to effect any public sale or distribution of Warrants and Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Warrants and Registrable Securities until the end of such period. The provisions of this Section 2.1 (c) shall be binding upon any transferee of any Warrants or Registrable Securities.

     The foregoing provisions of this Section 2.1 (c) shall not apply to any Holders of Warrants and Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Warrants and Registrable Securities commencing on the date of sale of such Warrants and Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

     2.2 (a) SHELF REGISTRATION. If only the Company sells shares in an Initial Public Equity Offering or if all of the Warrant Shares (or other securities issuable upon exercise of the Warrants) are not sold in an Initial Public Equity Offering or any subsequent public offering, the Company shall use its best efforts to cause to be declared effective, no later than the later of
(i) 180 days after the closing date of the Initial Public Equity Offering (PROVIDED that, if a "lock up" or "black out" period is imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, then the Company shall not be required to file such registration statement until the end of such "lock up" or "black out" period, in which case the Company shall be required to use its best efforts to be declared effective no later than 30 days after the end of the "lock up" or "black out" period, but in no event later than 210 days after the closing date of the Initial Public Equity Offering) or (ii) the first anniversary of the date hereof, a shelf registration statement (the "SHELF REGISTRATION") with respect to the issuance (if allowed by applicable rule or policy of the SEC) or sale of Warrant Shares (or other securities issuable upon exercise of the Warrants). In furtherance of the foregoing, the Company shall (i) notify the Holders of all Subject Equity when a Shelf Registration is being prepared, (ii) prepare and file with the SEC a Registration Statement with respect to such Subject Equity and (iii) keep such Registration Statement continuously effective until the earlier to occur of (A) the 120th day of effectiveness of such Registration Statement (the "EFFECTIVENESS PERIOD") and (B) such period of time as all of the Warrants have been exercised and the Subject Equity included in such registration statement shall have been sold thereunder. Any such request will specify the number of shares of Subject Equity proposed to be sold and will also specify the intended method of disposition thereof. Within 30 days after receipt by any Holder of Subject Equity of such notice from the Company, such Holder may request in writing that such Holder's Subject Equity be included in such Registration Statement and the Company shall include in such Registration Statement the Subject Equity of any such Holder requested to be so included (the "INCLUDED SECURITIES"). Each such request by such other Holders shall specify the number of Included Securities proposed to be sold and the intended method of disposition thereof. In the event of any "lock up" or "black out" period imposed on the Company as described in the preceding paragraph, the Company shall so notify the Holders of Registrable Securities.

     (b) EFFECTIVE REGISTRATION. A Registration Statement shall not be deemed to have been effected as a Shelf Registration unless it shall have been declared effective by the SEC as set forth in Section 2.2(a) hereof and the Company has complied in all material respects with all of its obligations under this Agreement with respect thereto; PROVIDED, HOWEVER, that if, after such Registration Statement has become effective, the offering of Subject Equity pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental, judicial or administrative order or requirement that prevents, restrains or otherwise limits the sale of Subject Equity pursuant to such Registration Statement for any reason, and such Registration Statement has not become effective within a reasonable time period thereafter, such Registration Statement shall be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.2 is deemed not to have been effected or
(ii) a Shelf Registration does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 120 days (subject to Section 2.3 hereof) after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Subject Equity covered thereby, then such Shelf Registration shall not count towards determining if the Company has satisfied its obligation to effect Shelf Registrations pursuant to this Section 2.2. For purposes of calculating the 1 20-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The Holders of Subject Equity shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration. Notwithstanding any such withdrawal by a Holder of Subject Equity, if the Company has complied with all of its obligations hereunder, such withdrawal shall not require the Company to effect any additional Shelf Registrations.

     (c) RESTRICTIONS ON SALE BY HOLDERS. Each Holder of Warrants and Registrable Securities whose Warrants and Registrable Securities are covered by a Registration Statement filed pursuant to this Section 2.2 and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in an underwritten public offering, not to effect any public sale or distribution of Warrants and Registrable Securities or of securities of the Company of the same class as any securities included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Warrants and Registrable Securities until the end of such period. The provisions of this Section 2.2(c) shall be binding upon any transferee of any Warrants or Registrable Securities.

     The foregoing provisions of Section 2.2(c) shall not apply to any Holders of Warrants and Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Warrants and Registrable Securities commencing on the date of sale of such Warrants and Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

     (d) SELECTION OF UNDERWRITER. If the Holders so elect, the offering of such Subject Equity pursuant to such Shelf Registration shall be in the form of an underwritten offering. The Holders making such Shelf Registration shall select one or more nationally recognized firms of investment bankers, who shall be reasonably acceptable to the Company, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

     (e) EXPENSES. The Company will pay all Registration Expenses in connection with the registrations required pursuant to Section 2.2(a) hereof. Each Holder of Subject Equity shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Subject Equity pursuant to a Registration Statement requested pursuant to this Section 2.2.

     2.3  LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER
REGISTRATION COVENANTS.   The obligations of the Company set forth in Sections
2.1, 2.2 and 2.6 hereof are subject to each of the following limitations, conditions and qualifications:

     (a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering); PROVIDED that the duration of such postponement or suspension (a "SUSPENSION PERIOD") may not exceed an aggregate of 60 days after the event or circumstance giving rise to such Suspension Period, and the duration of such Suspension Period shall be excluded from the calculation of the 120-day period described in
Section 2.2(b) hereof; and PROVIDED, FURTHER, that the Company may not effect such a postponement or suspension during the 60 days immediately prior to the expiration of the Warrants. Such Suspension Period may be effected only if the Company's Board of Directors determines in good faith that there is a valid purpose for such Suspension Period and provides notice of such determination to the Holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent; PROVIDED, that the Company shall not be entitled to such postponement or suspension more than once in any 365-day period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the chief executive officer of the Company to the Selling Holders as to such determination, and the Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or
(2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

     (b) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC, if applicable, and to obtain any acceleration of the effective date of such Registration Statement.

     2.4 RESTRICTIONS ON ACTIONS BY THE COMPANY AND OTHERS. The Company covenants and agrees that it will not, and that it will not cause or permit any of its subsidiaries to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Warrants or Registrable Securities of the rights herein to have a Shelf Registration or to join in any Piggy-Back Registration subject to the other terms and provisions hereof. Notwithstanding the foregoing, the Company shall not be deemed to have breached its obligations pursuant to this Section 2.4 solely as a result of its granting to any Person (a) "piggyback" registration rights that are junior in all respects to the rights granted under this Agreement or (b) "demand" registration rights.

     2.5 RULE 144 AND RULE 144A. The Company covenants that it will take such action as any Holder of Warrants or Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrants or Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

     2.6 UNDERWRITTEN REGISTRATIONS. No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     Section 3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Sections 2.1, 2.2 and 2.6 hereof, the Company shall, except as otherwise provided:

     (a) A reasonable period of time prior to the initial filing of a Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders and the managing underwriters, if any, upon written request therefor, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Holders, and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; PROVIDED that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by Merrill Lynch. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto which the Holders of a majority of the Registrable Securities included in such Registration Statement shall reasonably object on a timely basis.

     (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related

Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders of Registrable Securities to be sold and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order suspending the effectiveness of such Registration Statement or of any order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event, the existence of any information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the effectiveness of the Registration Statement or the use of a Prospectus or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction described in
Section 3(h) hereof at the earliest practicable moment.

     (e) If requested by the managing underwriters, if any, or if none, by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or if none, such Holders reasonably believe should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 3(e) that would in the opinion of counsel for the Company, violate applicable law.

     (f) Upon written request to the Company, furnish to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC.

     (g) Deliver to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to use of such Prospectus (except upon the occurrence of any event contemplated by Section 3(c)(v) hereof) and each amendment or supplement thereto and each document supplemental thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (h) Prior to any offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders of Registrable Securities to be sold, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to taxation in any jurisdiction where it is not so subject or to taxation in any jurisdiction where it is not so subject.

     (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

     (j) Upon the occurrence of any event contemplated by Section 3(c)(v) above, as promptly as practicable prepare a supplement or amendment, including if appropriate a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon notification by the Company of the occurrence of such event, and until the preparation of a supplement or amendment by the Company, the Holders shall not use such Prospectus in connection with the sale of any Registrable Securities.

     (k) Prior to the effective date of a Registration Statement, (i) provide the registrar for the Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

     (l) Enter into such agreements (including an underwriting agreement in such form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and, if the registration is an underwritten registration, (i) make such representations and warranties to the underwriter or underwriters with respect to the business of the Company and the subsidiaries of the Company (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if any when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to each of the underwriters), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) the underwriting agreement entered into shall contain customary indemnification provisions and procedures no less favorable to the underwriters, if any, than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to the managing underwriter); and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriter or underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and evidence compliance with any customary conditions contained in the underwriting agreement or other agreements entered into by the Company.

     (m) Make available for inspection by a representative of any underwriter participating in any such disposition of Registrable Securities. and any attorney, consultant or accountant retained by such underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during the reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; PROVIDED, HOWEVER, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to U.S. securities laws in connection with the filing of the Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement; PROVIDED, FURTHER that the foregoing investigation shall be coordinated on behalf of the selling Holders of Registrable Securities by Merrill Lynch.

     (n) Comply with all applicable rules, regulations and policies of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said such period, consistent with the requirements of Rule 158 under the Securities Act.

     (o) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

     (p) Cooperate with each seller of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

     (q) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

     The Company may require a Holder of Registrable Securities to be included in a Registration Statement to furnish to the Company such information regarding
(i) the intended method of distribution of such Registrable Securities, (ii) such Holder and (iii) the Registrable Securities held by such Holder as is required by law to be disclosed in such Registration Statement, and the Company may exclude from such Registration Statement the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

     If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in such amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     Each Holder of Registrable Securities agrees by acquisition of such Subject Equity that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v) hereof or of a Suspension Period pursuant to Section 2.3(a) hereof, such Holder will forthwith discontinue disposition of such Subject Equity covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and in either case has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Subject Equity covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     Holders of the Subject Equity shall be obligated to keep confidential the existence of a Suspension Period or any confidential information communicated by the Company to the Holder with respect thereto.

     Section 4. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter, if any, who participates in an offering of Registrable Securities and each Person, if any, who controls any of such parties within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in or omitted from a preliminary Prospectus or Registration Statement and corrected or included in a subsequent Prospectus or Registration Statement or any amendment or supplement thereto, (B) made in reliance upon and in conformity with written information furnished to the Company by the Selling Holders of Registrable Securities, any Holder, any Initial Purchaser or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (C) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended or is otherwise unavailable for sales thereunder in accordance with Sections 2.1(c), 2.2(b), 2.2(c), 2.3, 2.4, 2.6 or the penultimate paragraph of Section 3 hereof, PROVIDED, in each case, that Holders received prior notice of such suspension or other unavailability.

     (b) In the case of any registration of Registrable Securities, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter, if any, who participates in an offering of Registrable Securities and the other Selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

     (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "INDEMNIFIED PARTY") shall give notice as promptly as reasonably practicable to each Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

     An indemnifying party may participate at its own expense in the defense of such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Selling Holders of Registrable Securities were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1993 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of this
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     Section 5. MISCELLANEOUS.

     (a) REMEDIES. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not enter into any agreement which is inconsistent with the rights granted to the Holders of Warrants and Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

     (c) NO PIGGY-BACK ON SHELF REGISTRATIONS. The Company shall not grant to any of its security holders (other than the Holders in such capacity) the right to include any of their securities in any Registration Statement filed pursuant to a Shelf Registration.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the then outstanding Warrants and each class and series of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by a majority of the Holders so affected; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 4 hereof shall be made or given otherwise than the prior written consent of each Person affected thereby.

     (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address of such Holder as set forth in the register for the Warrants or the Registrable Securities, which address initially is, with respect to each Initial Purchaser, the address set forth with respect to such Initial Purchaser in the Purchase Agreement; and (ii) if to the Company, initially at the address set forth below the Company's name on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(e), with a copy to Brobeck Phleger & Harrison LLP, 550 West "C" Street, Suite 1300, San Diego, CA 92101-3532, Attention: John Denniston, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 5(e).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each Holder of Registrable Securities. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under the Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j ) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (k) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Warrant Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Purchase

Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     (l) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Warrants is required hereunder, Registrable Securities or Warrants held by the Company or by any of its Affiliates shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         RHYTHMS NETCONNECTIONS INC.
                         7337 South Revere Parkway
                         Englewood, CO 80112-3931


                         By: /s/ Scott C. Chandler
                            -------------------------------------------
                         Name: Scott C. Chandler
                         Title: Chief Financial Officer


Confirmed and accepted as of
     the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     By: /s/ Marcy Becker
        -----------------------------
     Name: M. Becker
     Title: Vice President